                                                                    EXHIBIT 10.1

                            STOCK EXCHANGE AGREEMENT


           THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made as of the 24th day of February, 1998, by and among Oncor, Inc., a Maryland corporation ("Oncor"), and the persons listed on Schedule A hereto (collectively, the "Holders").

           WHEREAS, each of the Holders is the record and beneficial owner of such number of shares of capital stock of Codon Pharmaceuticals, Inc. ("Codon") set forth opposite the name of such Holder on Schedule A hereto (the "Codon Shares"); and

           WHEREAS, the Holders wish to sell, and Oncor wishes to purchase from the Holders, the Codon Shares on the terms and subject to the conditions set forth in this Agreement.

           NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.1 Purchase and Sale of the Codon Shares. Subject to the terms and conditions of this Agreement, Oncor agrees to purchase at the Closing and each Holder agrees to sell to Oncor at the Closing, that number of Codon Shares set forth opposite each Holder's name on Schedule A hereto.

     1.2 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration and as payment for the Codon Shares, Oncor shall deliver to each Holder such number of shares of Common Stock, $.01 par value per share, of Oncor (the "Oncor Shares"), as set forth opposite the name of each such Holder on Schedule A hereto.

     1.3 Closing. The purchase and sale of the Codon Shares shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, NY, at 10:00 A.M., on February 24, 1998, or at such other time and place as Oncor and holders of a majority of the Codon Shares mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, Oncor shall deliver to each Holder the certificates representing the Oncor Shares set forth opposite the name of each Holder on Schedule A hereto as payment of the purchase price for the Codon Shares against delivery of the certificates representing the Codon Shares held by each Holder to Oncor.

     2. Representations and Warranties of Oncor. Oncor hereby represents and warrants to each Holder as follows:

         2.1 Organization and Good Standing. Oncor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

           2.2 Authorization; Valid Issuance. All corporate action on the part of Oncor necessary for the authorization, execution and delivery of this Agreement and the performance of all of its obligations hereunder, and the issuance, sale and delivery of the Oncor Shares being delivered hereunder has been taken or will be taken prior to the Closing. The Oncor Shares, when issued, sold and delivered pursuant to the terms hereof, will be duly and validly issued, fully paid and non-assessable. This Agreement has been duly executed and delivered by Oncor, and assuming due authorization, execution and delivery by each of the Holders, constitutes a valid and legally binding obligation of Oncor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

           2.4 Governmental Consents. Except for any requisite filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Oncor is required in connection with the consummation of the transactions contemplated by this Agreement.

           2.5 Offering. Subject in part to the truth and accuracy of each Holder's representations set forth in Section 3 of this Agreement, the delivery of the Oncor Shares in exchange for the Codon Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act").

           2.6 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Oncor that questions the validity of this Agreement or the right of Oncor to enter into the Agreement, or to consummate the transactions contemplated hereby.

           2.7 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a material default under any material instrument, judgment, order, writ, decree or contract to which Oncor is a party or by which it is bound and will not trigger any preemptive rights, rights of first refusal or other rights of securityholders or other persons to acquire securities of Oncor, unless waived by the holder of such right.

           2.8 Disclosure. Oncor has fully provided each Holder with all the information that such Holder has reasonably requested in deciding whether to exchange the Codon Shares held by such Holder for the Oncor Shares as set forth herein, including without limitation, the following:

               (a) Oncor's most recent filings with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act, including its Proxy Statement dated April 30, 1997, Form 10-K for the fiscal year ended December 31, 1996, Form 10-Q for the fiscal


                                       2.
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                      quarter ended March 31, 1997, Form 10-Q for the fiscal
                      quarter ended June 30, 1997 and Form 10-Q for the fiscal quarter ended September 30, 1997;

              (b) Oncor's press release dated August 29, 1997 relating to the lawsuit against the Oncor by the University of California and Vysis Inc.; and

              (c) the description of the business, operations and financial condition of Codon, including its (i) unaudited statement of operations dated as of December 31, 1995 and 1996 and March 31, 1996 and 1997 and (ii) unaudited balance sheet at December 31, 1996 and March 31, 1997, attached hereto as Exhibit A (the "Codon Information Statement").

           2.9 Material Misstatements or Omissions. No representation or warranty in this Agreement or any schedule, exhibit or other document furnished or to be furnished by Oncor to the Holders pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstanced under which they were made, not misleading.

     3. Representations and Warranties of the Holders. The Holders hereby, severally, but not jointly, represent and warrant to Oncor as follows:

           3.1 Organization and Authorization. If other than an individual, each Holder is an entity duly organized, validly existing and in good standing under the laws of the state of its organization. Each Holder has full power and authority to enter into this Agreement and that this Agreement has been duly executed and delivered by each such Holder, and assuming due authorization, execution and delivery by Oncor, constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

           3.2 Purchase Entirely for Own Account. This Agreement is made with each Holder in reliance upon such Holder's representation to Oncor, which by such Holder's execution of this Agreement such Holder hereby confirms, that the Oncor Shares will be acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Holder further represents that such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Oncor Shares.


                                       3.
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           3.3 Disclosure of Information. Each Holder believes it has received all the information it considers necessary or appropriate for deciding to exchange the Codon Shares held by such Holder for the Oncor Shares as herein set forth, including without limitation the information set forth in Section 2.8 above. Each Holder represents that it has carefully reviewed the Codon Information Statement and that such Holder has had an opportunity to ask questions and receive answers from the representatives of Oncor and Codon regarding the business, properties, prospects and financial condition of Codon and any and all other matters which the Holder considers necessary or appropriate in connection with the consummation of the transactions contemplated hereunder.

           3.4 Investment Experience. Each Holder acknowledges that it can bear the economic risk of the transactions contemplated hereunder, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of such transactions. If other than an individual, the Holder also represents it has not been organized for the purpose of acquiring the Oncor Shares.

           3.5 Accredited Investor. Each Holder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

           3.6 Restricted Securities. Each Holder understands that the Oncor Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Oncor in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

           3.7 Legends. It is understood that the certificates evidencing the Oncor Shares may bear the following legend:

               "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Oncor that such registration is not required or unless sold pursuant to Rule 144 of such Act."

           3.8 Title and Ownership. Each Holder now has and at the Closing will have good and marketable title to the Codon Shares to be delivered by each Holder, free and clear of any liens, encumbrances, equities and claims.

           3.9 Governmental Consents. Except for any requisite filings under the Exchange Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the


                                       4.
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part of such Holder is required in connection with the consummation of the transactions contemplated by this Agreement.

           3.10 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against such Holder that questions the validity of this Agreement or the right of such Holder to enter into the Agreement, or to consummate the transactions contemplated hereby.

           3.11 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a material default under any material instrument, judgment, order, writ, decree or contract to which such Holder is a party or by which it is bound.

           3.12 Waiver. Each Holder hereby waives such Holder's right, if any, to elect to treat the transaction contemplated by this Agreement as a liquidation, dissolution or winding up of Codon pursuant to Subsection B.2. of
Article IV of Codon's Amended and Restated Certificate of Incorporation.

     4. Conditions of Holder's Obligations at Closing. The obligations of each Holder under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

           4.1 Representations and Warranties. The representations and warranties of Oncor contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

           4.2 Performance. Oncor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

           4.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the consummation of the transactions contemplated by this Agreement shall be duly obtained and effective as of the Closing.

           4.4 Delivery of Other Closing Documents. Oncor shall deliver to each Holder the stock certificates representing the Oncor Shares being delivered to such Holder hereunder.

     5. Conditions of Oncor's Obligations at Closing. The obligations of Oncor to each Holder under Section 1 of this Agreement are subject to the prior execution of this Agreement by each and every Holder and the fulfillment on or before the Closing of each of the following conditions by that Holder:


                                       5.

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           5.1 Representations and Warranties. The representations and warranties of the Holder contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

           5.2 Performance. Each Holder shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

           5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the consummation of the transactions contemplated by this Agreement shall be duly obtained and effective as of the Closing.

           5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel to Oncor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

           5.5 Delivery of Other Closing Documents. Each Holder shall deliver to Oncor a duly executed stock assignment, together with the stock certificate(s) representing the Codon Shares being delivered by such Holder to Oncor hereunder.

           5.6 Fairness Opinion. The Board of Directors of Oncor shall have received a fairness opinion from Lehman Brothers Inc. with respect to the transactions contemplated by this Agreement, the costs of which shall be borne solely by Oncor.

     6.    Miscellaneous.

           6.1 Survival of Warranties. The warranties, representations and covenants of Oncor and the Holders contained in or made pursuant to this Agreement shall survive the Closing for a period of twelve (12) months and shall terminate upon the expiration of such twelve (12) month period.

           6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Maryland as applied to agreements among Maryland residents entered into and to be performed entirely within Maryland.


                                       6.
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           6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

           6.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

           6.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Oncor and a majority of the Holders. Notwithstanding anything to the contrary set forth herein, Oncor may, at its sole discretion, waive any of the conditions set forth in Section 5 above.

           6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           6.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

           6.11 Legal Requirements and Filings. Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate the transactions contemplated under this Agreement.

     7.    Market Stand-Off.

           7.1 Definition. For the purpose of this Section 7, the "Lock-Up Period" shall mean the period commencing on the date of the Closing and ending on the date that is six months from the Closing.


                                       7.
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           7.2 Lock-Up. Each Holder hereby agrees that, during the Lock-Up
Period, it shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any of the Oncor Shares held by it at any time during such period without the prior written consent of Oncor. In order to enforce the foregoing covenant, Oncor may impose stop-transfer instructions with respect to the Oncor Shares of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     8.    Registration of Common Stock. Oncor covenants and agrees as follows:

           8.1 Definitions. For purposes of this Section 8:

               (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means (1) the Oncor Shares issued pursuant to this Agreement; or (2) any Common Stock of Oncor issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Oncor Shares, excluding in all cases, however, any Registrable Securities which are sold, assigned, pledged, hypothecated or otherwise disposed of by a Holder in a transaction in which such Holder's rights under this Agreement are not assigned or assignable; and

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Oncor Shares outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

           8.2 Required Registration.

               (a) Oncor shall, subject to the limitations specified in this Agreement, use its best efforts to file a registration statement on Form S-3 (together with any new registration statement filed pursuant to Section 8.3(a), the "Registration Statement") within one hundred eighty (180) days from the date hereof covering the registration under the Act of all Registrable Securities then outstanding.

               (b) Notwithstanding the foregoing, if Oncor shall furnish to the Holders a certificate signed by the Chief Executive Officer and President of Oncor stating that, in the good faith judgment of the Board of Directors of Oncor, it would be seriously detrimental to Oncor and its stockholders for a registration statement to be filed and it is therefore essential to defer the filing of such registration statement, Oncor shall have the right to defer taking action


                                       8.

with respect to such filing for a period of not more than ninety (90) days from the delivery of such certificate to the Holders.

               (c) The Registration Statement may include other securities of Oncor (i) which are held by persons who, by virtue of agreements with Oncor, are entitled to include their securities in any such registration, (ii) which are held by officers and directors of Oncor, or (iii) which are being offered for the account of Oncor.

           8.3 Obligations of Oncor. When required under this Section 8 to effect the registration of the Registrable Securities, Oncor shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC the Registration Statement with respect to the Registrable Securities and use its best efforts to cause the Registration Statement to become effective, and keep the Registration Statement effective until the earlier of: (i) the second anniversary of the date hereof or
(ii) until all such Registrable Securities have been sold or are eligible to be sold pursuant to Rule 144, without regard to the volume limitations set forth in Rule 144; provided that if, during the period the Registration Statement is required to be kept effective, Oncor delivers a certificate, as per Section 8.2(b), stating that, in the good faith judgment of the Board of Directors of Oncor, it would be seriously detrimental to Oncor and its shareholders for such Registration Statement to be kept effective during a specified period of time (the "Blackout Period"), then Oncor shall not be obligated to keep the Registration Statement effective for a period of not more than thirty (30) days, and the Holders of the Registrable Securities covered by the Registration Statement shall not sell any of their Registrable Securities covered by the Registration Statement, during such Blackout Period. Oncor shall not utilize this right more than twice in any twelve (12) month period. After the termination of such Blackout Period, Oncor shall file an amendment to the Registration Statement or a new registration statement with respect to the unsold portion of the Registrable Securities included in the original registration statement and shall keep such amendment or new registration statement effective until the earlier of; (i) the second anniversary of the date hereof, or (ii) until all such Registrable Securities have been sold or are eligible to be sold pursuant to Rule 144, without regard to the volume limitations set forth in Rule 144.

               (b) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement.

               (c) Furnish to the Holders whose Registrable Securities are covered by the Registration Statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as


                                       9.

shall be reasonably requested by the Holders whose Registrable Securities are covered by the Registration Statement; provided that Oncor shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) Notify the Holders whose Registrable Securities are covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (f) Use its best efforts to furnish, at the request of the Holders whose Registrable Securities are covered by the Registration Statement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 8, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Oncor for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders whose Registrable Securities are covered by the Registration Statement and (ii) a letter dated such date, from the independent certified public accountants of Oncor, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders whose Registrable Securities are covered by the Registration Statement.

           8.4 Furnish Information. It shall be a condition precedent to the obligations of Oncor to take any action pursuant to this Section 8 with respect to the Registrable Securities of the Holders whose Registrable Securities are covered by the Registration Statement that each of such Holders shall furnish to Oncor such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

           8.5 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to Section 8.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Oncor, but excluding underwriting discounts and commissions relating to the Registrable Securities, shall be borne by Oncor.

           8.6 Delay of Registration. The Holders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.


                                     10.

           8.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 8:

               (a) To the extent permitted by law, Oncor will indemnify and hold harmless the Holder whose Registrable Securities are covered by the Registration Statement, any underwriter (as defined in the Act) for such Holders and each person, if any, who controls such Holders or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Oncor of the Act, the Exchange Act, or any rule or regulation promulgated under the Act or the Exchange Act; and Oncor will pay to such Holders, and each such underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Oncor (which consent shall not be unreasonably withheld), nor shall Oncor be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holders, or any such underwriter or controlling person.

               (b) To the extent permitted by law, each Holder whose Registrable Securities are covered by the Registration Statement will indemnify and hold harmless Oncor, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Oncor within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 8.7, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 8.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this Section 8.7 exceed the gross proceeds from the offering received by such Holder.


                                       11.

               (c) Promptly after receipt by an indemnified party under this
Section 8.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.7.

               (d) If the indemnification provided for in this Section 8.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) The obligations of Oncor and Holders under this Section 8.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 8, and otherwise.

           8.8 Assignment of Registration Right. The right to have Oncor register the Registrable Securities pursuant to this Section 8 may not be assigned; provided, however, that (i) any heir or the estate of an Investor which acquires the Registrable Securities from such Investor by will or intestate succession shall be entitled to have Oncor register the Registrable Securities pursuant to this Section 8 (provided that such heirs or such estate shall have a single attorney-in-fact for the purpose of exercising any rights, receiving any notices or taking any action under this Section 8), and (ii) any individual Investor may sell, assign or transfer


                                      12.

Registrable Securities to his or her spouse or children or to a trust established for the benefit of his or her spouse, children or himself or herself, and such transferee shall be entitled to have Oncor register the Registrable Securities pursuant to this Section 8, if, and only if, such transferee agrees in writing to be bound by the terms of this Agreement. In each such event and for purposes of this Agreement, the term "Holder" as used herein shall include all such heirs, such estate or such transferees.


                                       13.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                           ONCOR, INC.



                           By:
                                      ------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------























                           [Stock Exchange Agreement]


                                       14.

                                   HOLDERS:



                                   ---------------------------------------------

                                   Print Name:
                                                --------------------------------






























                           [Stock Exchange Agreement]

                                       15.

                                   SCHEDULE A


ONCOR, INC. ACQUISITION OF CODON                                                                                         SCHEDULE A
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           Oncor Shares to be
Holder                                          Shares of Codon Capital Stock Held by Holders               Issued to Holder
------------------------------------------------------------------------------------------------------------------------------------
                                          Common     Series A   Series B  Series B Div.  Total Pfd.  for C/S   for Pfd.     Total
                                        --------------------------------------------------------------------------------------------
Borgman, Robert                                                 100,000        50,000      150,000         0    82,049       82,049
Brown, Greg                                10,000       5,000                                5,000     1,368     2,735        4,103
Capital Resource Company of Connecticut                          16,667         8,333       25,000         0    13,675       13,675
Chandler, Carol                                                  30,000        15,000       45,000         0    24,615       24,615
Chase 1991 Revocable Trust DTD                         12,500                               12,500         0     6,838        6,838
Davidowitz, William                                    25,000                               25,000         0    13,675       13,675
Edgewater Private Equity Fund, L.P.                   652,500   100,000        50,000      802,500         0   438,961      438,961
Egan, Jane                                 10,000                                                0     1,368         0        1,368
Fabiani, Dr. Joe                                                 16,000         8,000       24,000         0    13,128       13,128
Farm Bureau                                                     100,000                    100,000         0    54,700       54,700
FBL Ventures of South Dakota                          200,000                  50,000      250,000         0   136,748      136,748
Feltman, Philip D.                                                5,000         2,500        7,500         0     4,103        4,103
Flerberg, Martin                                                  5,000         2,500        7,500         0     4,103        4,103
Hoegh Ivest A/S                                        50,000    70,000        35,000      155,000         0    84,784       84,784
IASD Health Services Corp.                            175,000    50,000        25,000      250,000         0   136,748      136,748
JIBS Equities                                          32,500                               32,500         0    17,778       17,778
Kenneth John Pies, IRA Rollover ...                              10,000         5,000       15,000         0     8,205        8,205
Konover, Simon                                                   10,000         5,000       15,000         0     8,205        8,205
Kumar, Rajan                                                      7,767         3,884       11,651         0     6,373        6,373
Kumar, Manju                                                      2,233         1,116        3,349         0     1,832        1,832
Lieber, Irwin                                          25,000    10,000         5,000       40,000         0    21,880       21,880
Mutual Risk Insurance                                            35,000        17,500       52,500         0    28,718       28,718
O'Brien, James                                          5,000                                5,000         0     2,735        2,735
Oldfield Company                                       12,500                               12,500         0     6,838        6,838
Pappajohn, Ann, Intervivos Trust          100,000                                                0    13,675         0       13,675
Pappajohn, John                           200,000     100,000   100,000        50,000      250,000    27,350   136,748      164,098
                                          150,000                                                0    20,513         0       20,513
Penn Footwear Co.                                      25,000                               25,000         0    13,675       13,675
Penn Footwear Retirement Trust                         30,000                               30,000         0    16,410       16,410
Presutti, John                                                   10,000         5,000       15,000         0     8,205        8,205
Schaffer, M.D., Derace L                   20,000                                                0     2,735         0        2,735
Tang, Cyrus                                                     200,000       100,000      300,000         0   164,098      164,098
Thebes, Inc.                              100,000                                                0    13,675         0       13,675
Viking Medical Ventures Limited                       100,000    35,000        17,500      152,500         0    83,417       83,417
West Bank, Custodian, James ...                        50,000                               50,000         0    27,350       27,350

Totals                                    590,000   1,500,000   912,667       456,333    2,869,000                        1,650,013

Date: February 24, 1998 (BP&H)



                                      17.